UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 30, 2003

Date of Report (Date of Earliest Event Reported)

PROBUSINESS SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22227	94-2976066

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4125 Hopyard Road
Pleasanton, CA 94588

(Address of principal executive offices)

(925) 737-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 9. Regulation FD Disclosure

     This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

     On April 30, 2003, ProBusiness Services, Inc. issued a press release announcing third-quarter earnings results and a public webcast in connection with the issuance of the press release. A copy of the press release is attached as Exhibit 99.1.

     The press release includes a discussion of the Company’s historical financial results for each of the three- and nine-month periods ended March 31, 2003 using certain non-GAAP financial measures, including net loss before preferred dividends.

     A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, the Company has included in its press release a reconciliation of all non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure. To the extent a non-GAAP financial measure discussed in the webcast has not been provided and reconciled in the press release, the Company will either provide an oral reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure during the webcast or post a reconciliation of such non-GAAP financial measure on the Company’s website at www.probusiness.com prior to the webcast.

     Management of the Company excludes preferred dividends from the net loss per share as an additional measure to monitor and evaluate the Company’s ongoing financial results and trends. Management believes these non-GAAP operating performance measures are useful for investors because they enhance investors’ ability to analyze trends in the Company’s operating results.

     The presentation of this additional information should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2003	PROBUSINESS SERVICES, INC.

	By:	/s/ Thomas H. Sinton
Thomas H. Sinton Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Index
Number	Description of Document

99.1	Press release dated April 30, 2003